SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K/A

                                 CURRENT REPORT



                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                       Date of Report - November 16, 2004
                        (Date of earliest event reported)

                          METROLOGIC INSTRUMENTS, INC.
             (Exact name of Registrant as specified in its charter)



               New Jersey                0-24172             22-1866172
        (State of incorporation) (Commission file number) (IRS employer identification number)

                  90 Coles Road, Blackwood, New Jersey, 08012
               (Address of principal executive offices, zip code)

                            Area Code (856) 228-8100
                               (Telephone number)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))



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Item 1.01.      Entry into a Material Definitive Agreement

        This Form 8-K/A amends the Current Report on Form 8-K filed on June 22, 2004 to report that the Executive Employment Agreement between the Registrant and Benny A. Noens, President and Chief Executive Officer of the Registrant was entered into on November 16, 2004 (the "Agreement"). The Agreement is attached to this Form 8-K/A as Exhibit 10.1.

        The initial term of the Agreement is from July 1, 2004 through June 30, 2007 and it will automatically renew for a one-year period unless either party gives the other at least thirty (30) days prior written notice. Under the Agreement the Registrant has agreed to pay Mr. Noens a salary of $300,000, in addition to annual incentive compensation based on performance objectives established for the second half of 2004, and for 2005, 2006 and 2007. If Mr. Noens' employment terminates for any reason upon the expiration and non-renewal of the Agreement, the Registrant shall pay Mr. Noens one year of severance at 100% of his then current base salary.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        See Item 1.01.

Item 9.01.  Financial Statements and Exhibits

         (c)      Exhibits

                  Number     Description of Document

                  10.1 Executive Employment Agreement effective July 1, 2004 and executed November 16, 2004 by and between Metrologic Instruments, Inc. and Benny A. Noens, President and Chief Executive Officer.

                                   SIGNATURES

                  Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 22, 2004                   Metrologic Instruments, Inc.


                                             By:      /s/ Kevin J. Bratton
                                                      Kevin J. Bratton
                                                      Chief Financial Officer

                          METROLOGIC INSTRUMENTS, INC.
                           CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX

Exhibit
No.                                                                     Page

10.1            Executive Employment Agreement effective July 1, 2004     5
                and executed November 16, 2004 by and between Metrologic Instruments, Inc. and Benny A. Noens,
                President and Chief Executive Officer.

EXHIBIT 10.1

                         EXECUTIVE EMPLOYMENT AGREEMENT


        THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement"), effective the
1st day of July, 2004, by and between Metrologic Instruments, Inc., a New Jersey corporation, with its principal place of business at 90 Coles Road, Blackwood, New Jersey 08012 (the "Company") and Benny A. Noens, President and Chief Executive Officer ("Executive").

        WHEREAS, the Company is engaged in the development, manufacture and sale of optical and electrical technology for use in the fields of automatic data capture, optics and electronics;

        WHEREAS, Executive has been employed by the Company as Senior Vice President, EMEA Sales pursuant to an Employment Agreement with the Company dated as of April 1, 2001;

        WHEREAS, the Company desires to continue to avail itself of the expertise possessed by Executive and to employ Executive as President and Chief Executive Officer, in which position he will continue to have access to confidential information of the Company;

        WHEREAS, in connection with his promotion to President and Chief Executive Officer and as part of the consideration for the obligations set forth in this Agreement, the Company has granted Executive options to purchase an additional 300,000 shares of common stock upon such terms as are set forth in the grants;

        WHEREAS, Executive desires to be so employed by the Company; and

        WHEREAS, the parties desire to terminate Executive's April 1, 2001 Employment Agreement and replace it with this Agreement.

        NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and each intending to be legally bound hereby, the parties agree as follows:

        1. Employment. Subject to the terms of this Agreement, the Company hereby employs Executive as President and Chief Executive Officer. In that capacity, Executive will perform such duties as are appropriate to the management of all aspects of the Company's business and such other duties as directed by the Board of Directors of the Company. Executive shall report directly to the Board of Directors of the Company. Executive will serve as a member of the Board of Directors during the term of this Agreement. Executive hereby accepts such employment and agrees to serve the Company on a full-time basis and to perform such duties faithfully, diligently and to the best of his ability and in conformity with all federal, state and local statutes, regulations and rules applicable to the Company. Executive further agrees not to engage in any outside for-profit business, employment or commercial activity without first obtaining approval in writing from the Board of Directors of the Company, except that Executive may own residential real estate rental properties which he may rent to others for profit and he may own stock in publicly traded corporations except as provided in paragraph 12(a) of this Agreement. Finally, Executive will serve as an officer of any Affiliate of the Company if requested by the Board of Directors. "Affiliate" shall mean a corporation, company or other entity that substantially controls, directly or indirectly, through stock ownership or otherwise (such as partnerships or management contracts), the Company or which is directly or indirectly under common control with the Company, including control derived by means other than ownership of a majority of the voting securities or voting rights.

        2. Location of Executive. Executive's main office shall be in the Blackwood, New Jersey headquarters of the Company, though it is understood that he also will maintain a home office at his residence in Marco Island, Florida (or at such other location as determined by Executive) from which he will have the option of performing his services for up to one hundred (100) days per year. Executive will be responsible to provide the appropriate equipment necessary in his home office (e.g. computer, telephone, telefax, etc.) so that he can conduct business from his home office.

        3. Compensation. The Company agrees to pay Executive, and Executive agrees to accept from the Company, in full payment for Executive's services, compensation consisting of the following:

                (a) A salary based on a minimum annual rate of $300,000, payable on a weekly basis or on such other basis that the Company may adopt as its regular payroll practice. The Compensation Committee of the Board of Directors will review the base salary and consider an increase on at least an annual basis based on the performance of Executive and the Company;

                (b) The standard benefits the Company makes available from time to time to its senior executive employees of the Company; and

                (c) Annual incentive compensation based on performance objectives established for the second half of 2004 and for 2005, 2006 and 2007 to be provided as described in Exhibit A.

        4.      Expenses.

                (a) The Company will reimburse Executive for such of his out-of-pocket expenses as are reasonably necessary in connection with services rendered by Executive pursuant to this Agreement as provided in the business expense policies adopted by the Company from time to time;

                (b) Upon submission to the Company of appropriate documentation, the Company will reimburse Executive for one round trip airline ticket (economy class) per month between the Company's headquarters and Executive's primary residence. Executive will be responsible for any taxes that are due as a result of such payments being considered taxable income to Executive;

                (c) Upon submission to the Company of appropriate documentation, the Company will provide suitable living accommodations for Executive in the Blackwood, New Jersey area, which will consist of the rental of an "Embassy Suites" type apartment for up to the first six (6) months after the effective date of this Agreement and thereafter will either reimburse Executive or pay directly up to $1,500 per month for renting a furnished apartment.
Executive will be responsible for any taxes that are due as a result of such payments being considered as taxable income to Executive; and

                (d) Upon submission to the Company of appropriate documentation, the Company will reimburse Executive for the annual cost of his personal income tax form preparation and filing by Ernst & Young, or such other reputable accounting firm selected by Executive, up to a maximum of $2,500 per year. Executive will be responsible for any taxes that are due as a result of such payments being considered taxable income to Executive, except as provided in the Expatriate Agreement dated November 17, 1995.

        5. Term. The initial term of this Agreement is from July 1, 2004 through June 30, 2007. At the end of the initial term, and at the end of each successive term thereafter, this Agreement will automatically renew for a one-year period unless either party gives the other at least thirty (30) days prior written notice that it or he does not intend to renew the Agreement.

        6. Termination. Executive's employment may be terminated before the end of the term of this Agreement as follows:

                (a) By the Company, at any time, for Cause, upon reasonable advance written notice to Executive of the circumstances amounting to "Cause" and, if requested by Executive, the opportunity for Executive and his counsel to appear before the Board of Directors to address such circumstances. "Cause" shall mean Executive: (i) commits any act of fraud, embezzlement, theft, commission of a felony or materially dishonest conduct in the course of his employment; (ii) materially falsifies any employment or other records of the Company; (iii) improperly discloses any confidential or proprietary information;
(iv) engages in willful misconduct or gross negligence in the performance of his duties; (v) unlawfully appropriates a corporate opportunity; or (vi) knowingly or willfully, materially breaches any of Executive's representations, warranties or covenants contained in this Agreement. In the event that "Cause" is based on gross negligence, the Company shall give Executive written notice specifying in reasonable detail the conduct that it believes amounts to gross negligence, and shall provide Executive with a thirty (30) day period to cease or correct such conduct.

                (b)     Automatically on the date of Executive's death;

                (c) Automatically if Executive becomes disabled or otherwise incapacitated so that Executive cannot perform the essential functions of his job with or without reasonable accommodation for a continuous period of more than one hundred and eighty (180) days or for more than one hundred and eighty (180) cumulative days in any one (1) year period;

                (d) By the Company for other than Cause upon at least thirty (30) days prior written notice to Executive;

                (e) By Executive's voluntary resignation for other than Good Reason upon at least thirty (30) days prior written notice to the Company;

                (f) By Executive's voluntary resignation for Good Reason, which shall mean Executive has given thirty (30) days prior written notice that he intends to resign due to: (i) a change in his duties or responsibilities that is inconsistent with his role as President and Chief Executive Officer without his agreement; (ii) his being required to relocate his main office outside of an area within a fifty (50) mile radius of the Company's existing offices in Blackwood, New Jersey or no longer being permitted to work from his home office as described in paragraph 2; or (iii) there being a material breach by the Company of any of its obligations to Executive under this Agreement, so long as Executive gives such notice within thirty (30) days of the circumstances believed by Executive to constitute Good Reason and the Company fails to remedy those circumstances within the next thirty (30) days; or

                (g) By the Company in connection with a Change in Control. For purposes of this Agreement, "Change in Control" shall mean: (i) the acquisition, directly or indirectly, other than from the Company, by any person, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Third Party"), excluding, for this purpose: (1) the Company,
(2) its Affiliates, (3) any employee benefit plan of the Company or its Affiliates, (4) C. Harry Knowles, Janet H. Knowles or a descendant of C. Harry Knowles or Janet H. Knowles, or entities controlled by any of the foregoing, of beneficial ownership of more than 20% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors of the Company; or (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors who are directors at the time of such vote shall be, for purposes of this Agreement, an Incumbent Director; or (iii) consummation of (1) a reorganization, merger or consolidation, or (2) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (whether such assets are held directly or indirectly) to a Third Party, as limited in subparagraph (i) of the definition.

        A termination by the Company in connection with a Change in Control will mean that: (i) Executive's employment was terminated by the Company at the time of or in anticipation of a Change in Control; (ii) Executive's employment was terminated by the Company at the request of a third party who or which has taken steps reasonably calculated to effect a Change in Control; (iii) Executive's employment was terminated by a successor or assignee of the Company within three (3) years after a Change in Control for any reason other than Cause; (iv) Executive's employment terminates because a successor declines to assume this Agreement for three (3) years after a Change in Control; or (v) Executive resigns within three (3) years after a Change in Control because his salary is reduced or the overall value of his benefits are materially reduced or his annual incentive compensation potential is materially reduced or his duties are materially changed in a manner that is inconsistent with his role as President and Chief Executive Officer without his agreement or he is required to relocate his main office outside of an area within a fifty (50) mile radius of the Company's existing office in Blackwood, New Jersey without his agreement, or he is no longer permitted to work from his home office as described in paragraph 2 without his agreement.

        7.      Incidents of Termination.

                (a) If Executive's employment is terminated under subparagraph 6(a) or (e) above, the Company shall have no further obligation under this Agreement, except the obligation to pay Executive an amount equal to the portion of his compensation and out-of-pocket business expenses, as defined in paragraph 4, as may be accrued and unpaid on the date of termination and such portion of Executive's annual incentive compensation for the year in which the termination occurs as the Compensation Committee of the Board of Directors shall determine was earned by Executive prior to his cessation of employment.

                (b) If Executive's employment is terminated under subparagraph 6(b) or (c) above, the Company shall have no further obligation under this Agreement, except the obligation to pay Executive an amount equal to the portion of his compensation and out-of-pocket business expenses, as defined in paragraph 4, as may be accrued and unpaid on the date of termination and a pro-rata portion of Executive's annual incentive compensation for the calendar year in which the termination occurs, calculated by annualizing the Net Income for the calendar year to date as of the date of termination (which shall be used as the base for calculating the bonus) divided by the percentage of the year that passed prior to Executive's termination. For example, if Executive's employment is terminated on March 15 (the 75th day of the year) Net Income for the calendar year to date on the day of termination would be divided by 75, then multiplied by 365 to calculate Net Income for the year. The incentive compensation would be calculated per the formula in Exhibit A and then pro-rated at 75/365 for the part of the year worked. (If such termination were to occur in 2004, then this formula would be adjusted accordingly based on the six (6) month period that is the base for the 2004 bonus. For example, if Executive's employment is terminated on the 120th day of the six (6) month period, Net Income for the six (6) month period to date on the day of the termination would be divided by 120, then multiplied by 184 to calculate Net Income for the six
(6) month period. The incentive compensation would be calculated per the formula in Exhibit A and then pro-rated at 120/184 for the part of the six (6) month period worked.)

                (c) If Executive's employment is terminated under subparagraph 6(d) or 6(f) above, then the Company shall pay Executive an amount equal to the portion of his compensation and out-of-pocket business expenses, as defined in paragraph 4, as may be accrued and unpaid on the date of termination and a pro-rata portion of Executive's annual incentive compensation calculated in the same manner as provided for in paragraph 7(b). In addition, the Company shall pay Executive one (1) year of severance pay at 100% of Executive's then current base salary, minus any appropriate withholdings and deductions, without regard to whether Executive obtains another position with a new employer. These payments will be made on or about the regular pay dates recognized by the Company. Further, if Executive elects to continue his health insurance benefits under COBRA, the Company will continue to pay the same monthly subsidy of the premiums for such insurance continuation as was being paid by Employer before Executive's employment terminated, with the remainder of the premium being deducted from Executive's severance payments, through the earlier of the end of the one (1) year severance period and the date Executive becomes eligible to receive and/or obtain comparable health insurance coverage after the date his employment with the Company ends. The Company's obligation to provide the severance pay and benefits provided in this paragraph is conditioned upon Executive signing and not revoking a valid general release agreement in the form attached hereto as Exhibit B, except that the Company may make such modifications as are required by law in order for Executive's release to be enforceable. The severance payments and benefits provided for in this Agreement shall be offset by any severance pay or benefits that are paid to Executive upon termination of employment under any applicable severance plan or policy of the Company.

                (d) If Executive's employment is terminated under subparagraph 6(g) above, then the Company shall pay Executive an amount equal to the portion of his compensation and out-of-pocket business expenses as defined in paragraph 4 as may be accrued and unpaid on the date of termination. In addition, the Company shall pay Executive $900,000, minus any appropriate withholdings and deductions, without regard to whether Executive obtains another position with a new employer, unless the position is with a successor to the Company and the successor agrees to abide by the terms of this Agreement. This payment will be made within thirty (30) days following the date of termination of employment. The Company's obligation to provide the severance pay provided in this paragraph is conditioned upon Executive signing and not revoking a valid general release agreement in the form attached hereto as Exhibit B, except that the Company may make such modifications as are required by law in order for Executive's release to be enforceable. The severance payments provided for in this Agreement shall be offset by any severance pay or benefits that are paid to Executive upon termination of employment under any applicable severance plan or policy of the Company.

                (e) Upon any termination of employment, Executive shall be deemed to have automatically resigned from the Board of Directors and as an Officer of the Company and of its Affiliates, if applicable.

                (f) If Executive's employment terminates for any reason upon the expiration and non-renewal of this Agreement, the Company shall pay Executive one (1) year of severance pay at 100% of Executive's then current base salary, minus any appropriate withholdings and deductions, without regard to whether Executive obtains another position with a new employer. The Company's obligation to provide the severance pay provided in this subparagraph is conditioned upon Executive signing and not revoking a valid general release agreement in the form attached hereto as Exhibit B, except that the Company may make such modifications as are required by law in order for Executive's release to be enforceable. The severance payments provided for in this Agreement shall be offset by any severance pay or benefits that are paid to Executive upon termination of employment under any applicable severance plan or policy of the Company. Notwithstanding the foregoing, no severance pay shall be due under this subparagraph 7(f) if the Company releases Executive in writing of any and all obligations under paragraphs 12(a)-(c) below.

        8. Excise Taxes. If the value of any compensation (in whatever form) provided to Executive pursuant to this Agreement or otherwise is counted as a "parachute payment" within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the value all such parachute payments would exceed two hundred ninety-nine percent (299%) of the "base amount" applicable to Executive under section 280G, then the amount of such parachute payment shall be reduced to the extent necessary so that the sum of such parachute payments equals exactly two hundred ninety-nine percent (299%) of Executive's "base amount" provided, however, that this paragraph shall not apply if the value of all such parachute payments, after application of the excise tax under 4999 of the Code, is greater than two hundred ninety-nine percent (299%) of Executive's "base amount."

        9.      Trade Secrets and Confidential Information.

                (a)     Executive shall not, directly or indirectly, disclose
or use at any time either during or after employment by the Company, any Confidential Information (as defined below) of which he becomes aware, whether or not any such information is developed by him, except to the extent such disclosure or use is required in the performance of the duties assigned to him by the Company. Executive shall follow all procedures established by the Company to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss or theft. "Confidential Information" shall mean information that is not generally known or reasonably available in the optical and electronic technology industry, which is used, developed or obtained by the Company and/or any of its Affiliates, relating to its or their business and the businesses of its or their clients, vendors or customers including, but not limited to: business and marketing strategies; products or services; fees, costs and pricing structures; marketing information; advertising and pricing strategies; analyses; reports; computer software, including operating systems, applications and program listings; flow charts; manuals and documentation; data bases; accounting and business methods; inventions and new developments and methods, whether patentable or unpatentable and whether or not reduced to practice; all copyrightable works; the Company's or any of its Affiliate's existing and prospective clients, customers and vendors and their confidential information; existing and prospective client, customer or vendor lists and other data related thereto; all trade secret information protected by the federal Economic Espionage Act of 1996, 18 U.S.C. ss.1831 et seq., and all similar and related information in whatever form. Confidential Information shall not include any information that has been published in a form generally available to the public prior to the date upon which Executive proposes to disclose such information. Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all the material features comprising such information have been published in combination.

        10.     Creative Works and Other Property.

                (a) Executive will promptly disclose to the Company all inventions, concepts, processes, improvements, methodologies and other creative works, whether or not they can be patented or copyrighted (collectively "Creative Works") that during his employment were or were caused to be conceived or developed by him, either solely or jointly with others, relating to the Company's business or to the business of any Affiliate of the Company and Executive agrees that all such Creative Works shall be the sole property of the Company. Upon the request of the Company, Executive will at any time (whether during his employment or after its termination for any reason) assist the Company and fully cooperate with it to protect the Company's interest in such Creative Works and to obtain, for the Company's benefit, patents or copyrights for any and all Creative Works in the United States and in any and all foreign countries. This paragraph does not apply to any Creative Work that Executive develops entirely on his own time and for which no equipment, supplies, facility or Confidential Information of the Company was used, unless: (a) the Creative Work relates to the Company's business or to the business of an Affiliate of the Company or to the actual or anticipated research or development activities of the Company or any of its Affiliates; or (b) the Creative Work results from any work Executive performs for the Company.

                (b) Executive shall keep and maintain adequate and current records, including but not limited to notes, sketches, drawings, data, diagrams and designs of all Creative Works at all times.

                (c) Upon the termination of Executive's employment for the Company, Executive shall immediately, and without request, deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information and all other documents, materials or property belonging to the Company even if they do not contain Confidential Information, including but not limited to written records, notes, photographs, manuals, computers, cell phones, notebooks, reports, keys, credit cards, documentation, flow charts and all magnetic media such as tapes, disks or diskettes, wherever located, but excluding Executive's rolodex, contact information (i.e. names, telephone numbers, addresses and e-mail addresses) and documents relating to Executive's own compensation and benefits. If requested by the Company, Executive shall provide the Company with written confirmation that all such materials have been returned. Executive has no claim or right to the continued use, possession or custody of such information, documents, materials or property following the termination of his employment with the Company.

        11. Third Party Obligations. Executive agrees that the Company may, from time to time, have agreements with other persons or the United States government or agency thereof, which impose obligations or restrictions on the Company regarding Creative Works and/or their confidentiality. Executive shall be bound by all such obligations and restrictions and shall take all action necessary to discharge the obligations of the Company.

        12. Restrictive Covenants. While employed by the Company and through the period ending one (1) year after termination of employment (whether voluntary or involuntary and regardless of the reason for termination), Executive agrees that, unless he obtains written approval in advance from the Chairman of the Company, he shall not, except on behalf of the Company and/or its affiliates, in any way, directly or indirectly:

                (a) engage, directly or indirectly, in, or permit his name to be used in connection with, any Protected Business within any of the countries in which the Company or its Affiliates is doing business as of the date of his termination of employment, either individually or as an agent, employee, consultant, partner, officer, director, stockholder, proprietor, owner or otherwise, of any person, firm, corporation or organization; provided, however, that ownership of less than five (5%) percent of the outstanding stock of any publicly traded corporation will not be deemed to be violation of this restrictive covenant. The parties agree that at the end of one (1) year after Executive's termination of employment, Executive may become employed with any Protected Business. In such employment, Executive shall abide by the trade secrets and confidential information restrictions set forth in paragraph 9.

                (b) contact in connection with any of the activities prohibited in this paragraph 12, employ, hire, solicit or attempt to persuade any person or entity that has at any time within the one (1) year period before the termination of Executive's employment been an employee or independent contractor of the Company or any of its Affiliates to terminate his, her or its relationship with the Company and/or its Affiliates or do any act that may result in the impairment of the relationship between the Company or any of its Affiliates on the one hand and the employees or independent contractors of the Company or any of its Affiliates on the other hand;

                (c) contact, solicit, serve or sell to, in furtherance of or on behalf of any Protected Business, any person or entity that has any time within the one (1) year period before the termination of Executive's employment been a client or customer or a prospective client or customer of the Company or any of its Affiliates or attempt to persuade any such person or entity to purchase or otherwise acquire or use any products or service(s) offered by any business of the same or similar nature as products or services offered by the Company or any of its Affiliates. (For purposes of this sub-paragraph, a "prospective client or customer" means a person or entity with whom or which the Company or its Affiliates has had direct contact with and made a proposal to provide products or services); or

                (d) engage in any activities or make any statements that may disparage or reflect negatively on the Company or its Affiliates or any of their respective Directors, Officers or employees. (Similarly, for the one (1) year period following the termination of Executive's employment, Directors and Officers of the Company will not engage in any activities or make any statements that may disparage or reflect negatively on Executive, except based on: (i) a determination by a court or governmental agency that Executive has engaged in wrongdoing; or (ii) as required by law, rule or regulation including, but not limited to, providing information required to be disclosed by governmental, corporate or securities reporting requirements.)

        For purposes of this paragraph 12, "Protected Business" means the design, development, manufacture, production, marketing, sale or servicing of any product or the provision of any service that competes with any service that was offered by the Company or any product that was sold by the Company or under development by the Company during the period of employment of Executive at the Company.

        13. Reasonableness of Restrictions. Executive agrees and acknowledges that the type and scope of restrictions described in paragraphs 9, 10, 11 and 12 are fair and reasonable and that the restrictions are intended to protect the legitimate interests of the Company and not to prevent him from earning a living. Executive recognizes that his key position as President and Chief Executive Officer and his access to Confidential Information make it necessary for the Company to restrict his post-employment activities as set forth in this Agreement. Executive represents and warrants that the knowledge, ability and skill he currently possesses are sufficient to enable him to earn a livelihood satisfactory to him for a period of one (1) year in the event his employment with the Company terminates, without violating any restriction in this Agreement. If, however, any of the restrictions set forth in paragraphs 9, 10, 11 and 12 are held invalid by a court by reason of length of time, area covered, activity covered or any or all of them, then such restriction or restrictions shall be reduced only to the minimum extent necessary to cure such invalidity.

        14. Remedies. Executive agrees that if he should breach any of the covenants contained in paragraphs 9, 10, 11 or 12, irreparable damage would result to the Company and that damages arising out of such breach may be difficult to determine. Executive, therefore, further agrees that in addition to all other remedies provided at law or at equity, the Company shall be entitled as a matter of course to specific performance and temporary and permanent injunctive relief from any court of competent jurisdiction to prevent any further breach of any such covenant by Executive, his employers, employees, partners, agents or other associates, or any of them, without the necessity of proving actual damage to the Company by reason of any such breach.

        15. Cooperation. At all times during the term of this Agreement and thereafter, Executive will reasonably cooperate with the Company in any litigation or administrative proceedings involving any matters with which Executive was involved during his employment by the Company. The Company will reimburse Executive for his reasonable legal and out-of-pocket expenses, if any, incurred in providing such assistance.

        16. Reimbursement of Attorney's Fees. The Company will reimburse Executive for the reasonable attorney fees and costs, if any, incurred by Executive in connection with the negotiation and preparation of this Agreement up to a maximum of $10,000. Executive will be responsible for any taxes that are due as a result of such payments being considered taxable income to Executive.

        17. Assignment. Neither the Company nor Executive shall have the right to assign this Agreement or any obligation hereunder without the written consent of the other, except that the Company may assign this Agreement to a successor or assignee in connection with a merger, consolidation, sale or transfer of all or substantially all assets of the Company, to such successor or assignee.

        18. Indemnification. The Company shall indemnify Executive or his estate to the full extent provided in its Certificate of Incorporation and/or its bylaws as of the date of this Agreement.

        19. Indulgences. The failure of the Company or Executive at any time or times to enforce its or his rights under this Agreement strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific provisions of this Agreement or as having in any way or manner modified or waived the same.

        20. Notices. Any notice required or permitted to be given by this Agreement shall be in writing and shall be sufficiently given to the parties if delivered in person or sent by United States registered or certified mail or nationally recognized overnight courier (return receipt requested) or by telefax (with evidence of successful transmission) addressed to the respective parties at the following addresses or at such other addresses as may from time to time be designated in writing by the parties:

            If to Executive:                     If to the Company:

            Benny A. Noens                       Metrologic Instruments, Inc.
            Marlin Court                         Attn:  General Counsel
            1230 Marco Island, FL 34145          90 Coles Road
            Number:  856-232-2932                Blackwood, NJ  08012
                                                 Telefax Number:  856-228-0653

        21. Entire Agreement. This Agreement, along with the Expatriate Agreement dated November 17, 1995 and the Options Agreements dated January 2, 1998, October 21, 1999, September 9, 2002 and June 21, 2004, sets forth the entire agreement between the parties with respect to the matters covered herein and supercedes all other agreements and understandings. No waiver or amendment to this Agreement shall be effective unless reduced to writing and executed by the parties hereto.

        22. Arbitration. In order to obtain the many benefits of arbitration over court proceedings, including speed of resolution, lower costs and fees and more flexible rules of evidence, all disputes between Executive and the Company (except those relating to unemployment compensation and workers compensation and except as provided in paragraph 14 of this Agreement) arising out of Executive's employment or concerning the interpretation or application of this Agreement or its subject matter (including without limitation those relating to any claimed violation of any federal, state or local law, regulation or ordinance, such as Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act and their state and local counterparts, if any) shall be resolved exclusively by binding arbitration in Camden, New Jersey pursuant to the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The parties expressly waive their rights to have any such claim resolved by jury trial. Arbitration must be demanded within three hundred (300) days of the time when the demanding party knows of the events giving rise to the claim. The arbitration opinion and award shall be final, binding and enforceable by any court under the Federal Arbitration Act.

        23. Controlling Law and Dispute Resolution. This Agreement shall be construed and applied in accordance with the laws of the State of New Jersey without giving effect to the principles of conflicts of law under New Jersey law. The parties agree to submit to the jurisdiction of the state and federal courts located in New Jersey in the event the there is any such claim that this Agreement has been breached that is not subject to arbitration as provided in paragraph 22 of this Agreement.

                  IN WITNESS WHEREOF, this Agreement has been duly executed by and on behalf of the parties hereto as of the day and year first above written.

                                METROLOGIC INSTRUMENTS, INC.


                                By: /s/C. Harry Knowles
                                Name:  C. Harry Knowles
                                Title: Chairman
                                Date:    November 16, 2004


                                     /s/Benny A. Noens
                                     Name:  Benny A. Noens
                                     Date: November 16, 2004